==============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                               ------------

                                 FORM 8-A
             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                                                       MORGAN STANLEY DEAN WITTER & CO.
                                        --------------------------------------------------------------
                                            (Exact Name of Registrant as Specified in Its Charter)

                            DELAWARE                                                           36-3145972
-----------------------------------------------------------------        ------------------------------------------------------
            (State of Incorporation or Organization)                               (IRS Employer Identification no.)
                1585 Broadway, New York, New York                                                10036
            (Address of Principal Executive Offices)                                           (Zip Code)

If this Form relates to the registration of a class of securities        If this Form relates to the registration of a class of
pursuant to Section 12(b) of the Exchange Act and is                     securities pursuant to Section 12(g) of the Exchange
effective pursuant to General Instruction A.(c), please check            Act and is effective pursuant to General Instruction
the following box. [X]                                                   A.(d), please check the following box. [ ]



Securities Act registration statement file number to which this form relates:
333-46935

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                         Name of Each Exchange on Which
            to be so Registered                         Each Class is to be Registered
------------------------------------------------        ------------------------------
Medium-Term Notes, Series C, BRoad InDex Guarded        THE NEW YORK STOCK EXCHANGE
Equity-linked Securities due July 30, 2004
("BRIDGES") based on the Dow Jones Euro Stoxx 50


Securities to be registered pursuant to Section 12(g) of the Act:

                                   None
                 ----------------------------------------
                             (Title of Class)

==============================================================================

               Item 1. Description of the Registrant's Securities to be Registered.

               The title of the class of securities to be registered hereunder is: "Medium-Term Notes, Series C, BRoad InDex Guarded Equity-linked Securities due July 30, 2004 ("BRIDGES") based on the Dow Jones Euro Stoxx 50. A description of the BRIDGES is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-46935) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated March 26, 1998 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the BRIDGES contained in the pricing supplement dated August 14, 1998 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the BRIDGES and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

               Item 2. Exhibits.

               The following documents are filed as exhibits hereto:

               4.1 Proposed form of Global Note evidencing the BRIDGES.


                                 SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   MORGAN STANLEY DEAN WITTER & CO.
                                   (Registrant)


Date: August 14, 1998              By: /s/ Ronald T. Carman
                                       --------------------------------
                                       Name:  Ronald T. Carman
                                       Title: Assistant Secretary


                             INDEX TO EXHIBITS


Exhibit No.                                                       Page No.

4.1 Proposed form of Global Note evidencing the BRIDGES             A-1